                                  EXHIBIT 99(a)




              TEXAS PACIFIC GROUP TO INVEST $350 MILLION IN OXFORD;
                COMPANY TO RAISE $350 MILLION IN DEBT FINANCING


             Dr. Norman Payson to Become CEO at Close of Transaction


                         Company Announces 1997 Results



Norwalk, CT, February 24, 1998 -- Oxford Health Plans, Inc. (NASDAQ: OXHP) announced today that the investment firm Texas Pacific Group has signed a definitive agreement to invest $350 million in Oxford and that the company intends to raise an additional $350 million in debt financing.

The company also announced that Dr. Norman C. Payson, a founder and the former president and chief executive officer of Healthsource, Inc., has agreed to become chief executive officer of Oxford upon finalization of the transaction. Prior to closing, Dr. Payson will work as a consultant to the company. Under Dr. Payson's leadership, New Hampshire-based Healthsource became the sixth largest health care payer in the United States, with approximately 3.5 million enrolled members. The company was acquired by CIGNA Corporation last year.

Upon closing, Dr. Payson has also agreed to personally invest $10 million by purchasing shares of common stock from the company.

Fred F. Nazem, formerly chairman of the executive committee, has been elected non-executive chairman of the board. Stephen Wiggins, founder and former chairman, will continue as a member of Oxford's board.

"I am extremely pleased that Dr. Norm Payson has committed to join in the revitalization of Oxford," said Mr. Wiggins. "Norm is a long-standing leader in the managed care industry who is going to bring significant insight into our current challenges. As a physician, he has a special understanding and rapport with the medical community. I know he will preserve those aspects of Oxford that make it special and unique, while being effective in working to restore confidence in the company," added Mr. Wiggins.

In the interim period, serving as a consultant, Dr. Payson will work closely with current President and Chief Executive Officer William M. Sullivan. "Norm Payson brings a wealth of experience to Oxford as we confront our many challenges and look to the future with optimism," said Mr. Sullivan. "I look forward to working closely with him as we develop and implement the turnaround strategy."

"Although the challenges facing Oxford are significant and will take time to remedy, I believe we will be successful in re-establishing this company as a national leader in health care," Dr. Payson said. "I plan on spending the next 30 to 60 days analyzing, assessing and observing the business and then implementing the turnaround plan with the Oxford management team. We will be intensely focused on addressing administrative systems and financial issues while concurrently regaining the confidence and support of the medical community. I also plan to actively recruit additional management support," he added.

Mr. Nazem stated, "I am also very pleased that we have secured the backing of Texas Pacific, one of the finest investment firms in the country, who no doubt will bring significant talent to Oxford in addition to their capital investment. Its investment is a strong vote of confidence in the company's future."

Upon the closing of the transaction, Texas Pacific will be represented with four seats on Oxford's board of directors. Dr. Payson will also join the board at that time.

Under the terms of the definitive agreement, Texas Pacific will purchase $350 million in preferred stock issued as Series A and Series B with dividend rates of 8% and 9% respectively. The preferred shares also come with warrants to acquire 22.5 million shares of Oxford common stock with a strike price of $17.75. This price represents a 5% premium over the average trading price of Oxford shares for 30 trading days ended February 20, 1998. The strike price is to become 115% of the average trading price of Oxford common stock for the 20 trading days following the filing of the Company's annual report on Form 10-K for the year ending December 31, 1998, if such adjustment would reduce the strike price.


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The Series A Preferred Stock will carry a dividend of 8% and will be issued with warrants to purchase 15,800,000 shares of common stock, or 19.9% of the present outstanding voting power of Oxford's common stock. The Series A Preferred Stock will have 16.6% of the combined voting power of Oxford's outstanding common stock and the Series A shares. The Series B Preferred Stock, which will be issued with warrants to purchase non-voting junior participating preferred stock, is non-voting and will carry a dividend of 9%. The Series B Preferred Stock will become voting, the dividend rate will decrease to 8% and the related warrants will be exercisable for 6,730,000 shares of common stock at such time as Oxford's shareholders approve the increase in voting rights of Texas Pacific to 22.1%. The equity financing is subject to various conditions, which include regulatory approvals, completion of the debt financing and expiration of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Closing is not subject to shareholder approval.

Jonathan Coslet, partner of Texas Pacific, stated, "While Oxford's superb innovation has led to exceptional growth, unfortunately its systems and operations capabilities could not keep pace. With new capital and leadership, we believe we are investing in an excellent turnaround opportunity. Oxford's strong franchise will be the platform for growth and renewed profitability once a turnaround is effected," he added.

Oxford also announced year-end results, indicating that the company will post a fourth quarter net loss of $284.7 million, or $3.58 per share, resulting in a net loss of $291.3 million, or $3.70 per share for the year ended December 31, 1997. The fourth quarter loss resulted primarily from approximately $239.0 million added to reserves for payment of medical costs ($200 million of which was included in the company's December announcement) and approximately $75 million in write-offs of accounts receivable and additions to valuation reserves.

Fourth quarter results were also adversely affected by high administrative expenses ($245.1 million for the fourth quarter of 1997 compared to $176.6 million for the previous quarter) associated with further supporting the company's operations, as well as a reduction in the value of the company's investment in expansion markets in Florida and Illinois totaling approximately $41.6 million. The fourth quarter results include the recognition of a $25 million gain on the sale of the company's interest in Health Partners, Inc.

The company also announced that its enrollment totaled 2,102,000 members at January 1, 1998, an increase of almost 160,000 since September 30, 1997.

"Fourth quarter results reflect the steps being taken by the company to address the issues arising from previously disclosed claims payment and billing problems, including a determination to focus on our core businesses in the Northeast," said Al Koch, Oxford's chief financial officer. "We believe high medical and administrative costs will result in losses until the company begins to realize the benefits of its turnaround strategy."

                                    * * * * *

Certain statements in this press release, such as statements concerning the Company's future results of operations or financial condition, future health care costs and administrative costs, the eventual completion of the transaction referred to herein and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Securities Exchange Act of 1934, as amended); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

The Company's ability to obtain debt financing and satisfy the other conditions to closing the equity financing with Texas Pacific.

Changes in federal or state regulation relating to health care and health benefit plans.

Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans.

Competition from health benefit plan providers and competitive pressure on pricing Oxford products.

High administrative costs in operating the Company's business, the Company's ability to develop processes and systems to support its growing operations and the cost and impact on service of changing technologies.

The effect, if any, of recent events at the Company (including any adverse publicity) and competitive conditions on future enrollment in the Company's health benefit plans.

Any changes in the Company's estimates of its medical costs and expected cost trends as a result of information gained in the process of continuing to reconcile delayed claims and to pay down backlogged claims.

The impact of litigation (including purported class actions filed against the Company and certain officers and directors), regulatory proceedings and other governmental action (including the examination, investigation and review of the Company by the New York State Insurance Department and other


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regulatory authorities and the inquiries by the Securities and Exchange
Commission and the New York State Attorney General regarding, among other matters, public disclosures by the Company).

Those factors included under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Oxford Health Plans, Inc. is a managed health care company serving more than 2.1 million members. Product lines include traditional health maintenance organizations, point-of-service plans (the company's largest product offering), third-party administration of employer funded benefits plans, Medicare and Medicaid plans, and dental plans. Oxford markets its health plans to employers in New York, New Jersey, Pennsylvania, Connecticut, Illinois, Florida and New Hampshire through direct sales and independent brokers.

Texas Pacific Group, sponsor of TPG Partners II, L.P., is based in Fort Worth, Texas and San Francisco. TPG II is a private investment partnership with capital of approximately $2.5 billion. The partnership specializes in significant private equity investments in a wide range of industries and succeeds TPG Partners, L.P. formed in December 1993 with $720 million in capital. TPG's principals include David Bonderman, James G. Coulter, William S. Price and Richard Schifter. The partnerships and its principals have completed significant investments in the healthcare (Genesis ElderCare, Vivra Specialty Partners), energy (Belden & Blake, Denbury Resources), airline (Continental Airlines, America West), food and beverage (Del Monte, Favorite Brands, Beringer) consumer products (J. Crew, Ducati) and telecommunications (GT Com, Paradyne) industries.


Media Contacts:

OXFORD

Nicole Reilly
203-851-1169

TEXAS PACIFIC GROUP

OWEN BLICKSILVER
212-303-7603


                Visit www.oxhpinfocenter.com for More Information

                               (Tables to follow)

                                       ###


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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
             THREE MONTHS AND YEARS ENDED DECEMBER 31, 1997 AND 1996
              (IN THOUSANDS, EXCEPT PER SHARE AND MEMBERSHIP DATA)

                                                                   THREE MONTHS                          YEAR
                                                                 ENDED DECEMBER 31                 ENDED DECEMBER 31
                                                        -----------------------------------------------------------------
                                                               1997             1996            1997              1996
-------------------------------------------------------------------------------------------------------------------------
Revenues:
    Premiums earned                                         $1,107,414         863,595        4,167,224        3,022,168
    Third-party administration, net                              2,501           2,526           12,592           10,401
    Investment and other income, net                            16,978          14,417           60,330           42,620
-------------------------------------------------------------------------------------------------------------------------
       Total revenues                                        1,126,893         880,538        4,240,146        3,075,189
-------------------------------------------------------------------------------------------------------------------------

Expenses:
    Health care services                                     1,286,659         691,018        3,916,742        2,421,167
    Marketing, general and administrative                      245,078         133,506          737,425          477,373
    Unusual charges - write-down of assets                      41,618              --           41,618               --
-------------------------------------------------------------------------------------------------------------------------
       Total expenses                                        1,573,355         824,524        4,695,785        2,898,540
-------------------------------------------------------------------------------------------------------------------------

Operating earnings (loss)                                    (446,462)          56,014        (455,639)          176,649

Equity in net loss of affiliate                                    --          (1,050)          (1,140)          (4,600)
Gain on sale of affiliate                                       25,168             --            25,168              --
-------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes                          (421,294)          54,964        (431,611)          172,049
Provision (credit) for income taxes                          (136,609)          22,966        (140,323)           72,426
-------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                         $(284,685)          31,998        (291,288)           99,623
=========================================================================================================================

Earnings (loss) per common and common equivalent share:
       Basic                                                $   (3.58)             .42           (3.70)             1.34
       Diluted                                              $   (3.58)             .39           (3.70)             1.25

Weighted average common stock and
   common stock equivalents outstanding:
       Basic                                                    79,448          76,927           78,635           74,285
       Diluted                                                  79,448          81,897           78,635           79,662

                                                                                    Membership at
                                                                                     December 31
-------------------------------------------------------------------------------------------------------
MEMBERSHIP HIGHLIGHTS                                                           1997             1996           Increase
-------------------------------------------------------------------------------------------------------------------------
Freedom Plan                                                                 1,333,500        1,015,100          318,400
HMO                                                                            270,400          192,300           78,100
Medicare                                                                       161,000          125,000           36,000
Medicaid                                                                       189,600          162,000           27,600
-------------------------------------------------------------------------------------------------------------------------
Total Fully Insured                                                          1,954,500        1,494,400          460,100
Self-funded                                                                     53,600           41,100           12,500
=========================================================================================================================
Total Membership                                                             2,008,100        1,535,500          472,600
=========================================================================================================================


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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                     ASSETS
                                                                                     1997            1996
                                                                                 -------------    ------------
Current assets:
   Cash and cash equivalents                                                       $    4,141          72,160
   Short-term investments - available-for-sale, at market value                       635,743         767,312
   Premiums receivable, net                                                           275,646         315,126
   Other receivables                                                                   45,418          26,343
   Prepaid expenses and other current assets                                           10,097           5,814
   Refundable income taxes                                                            120,439            --
   Deferred income taxes                                                               38,092          23,429
--------------------------------------------------------------------------------------------------------------
      Total current assets                                                          1,129,576       1,210,184

Property and equipment, at cost, net of accumulated depreciation
   and amortization of $125,926 in 1997 and $69,739 in 1996                           147,093         104,954
Deferred income taxes                                                                  86,406           5,700
Other noncurrent assets                                                                34,914          35,559
--------------------------------------------------------------------------------------------------------------
      Total assets                                                                 $1,397,989       1,356,397
==============================================================================================================

                                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Medical costs payable                                                          $   762,959         624,359
   Trade accounts payable and accrued expenses                                        152,152          51,256
   Income taxes payable                                                                 --              9,902
   Unearned premiums                                                                  124,603          63,052
   Deferred income taxes                                                                9,059           9,658
--------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                     1,048,773         758,227
--------------------------------------------------------------------------------------------------------------

Shareholders' equity:
   Preferred stock, $.01 par value, authorized 2,000,000 shares                         --               --
   Common stock, $.01 par value, authorized 400,000,000
      Shares; issued and outstanding 79,474,439 in 1997
      And 77,376,282 in 1996                                                              795             774
   Additional paid-in capital                                                         437,653         391,602
   Retained earnings (deficit)                                                       (95,498)         195,790
   Unrealized net appreciation of investments                                           6,266          10,004
--------------------------------------------------------------------------------------------------------------
      Total shareholders' equity                                                      349,216         598,170
--------------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders' equity                                   $1,397,989       1,356,397
==============================================================================================================


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